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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Nos. 333-68910 and 333-68910-01) and related Prospectus of Second Bancorp Incorporated and Second Bancorp Capital Trust I for the registration of 2,990,000 shares of Cumulative Trust Preferred Securities of Second Bancorp Capital Trust I, approximately $29,900,000 of Subordinated Debentures of Second Bancorp Incorporated and the Guarantee of Preferred Securities of Second Bancorp Incorporated which is incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Second Bancorp Incorporated and Second Bancorp Capital Trust I for the Registration of 210,000 shares of Cumulative Trust Preferred Securities of Second Bancorp Capital Trust I, approximately $2,100,000 of Subordinated Debentures of Second Bancorp Incorporated and the Guarantee of Preferred Securities of Second Bancorp Incorporated, and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements of Second Bancorp Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Cleveland, Ohio
September 21, 2001